AGREEMENT FOR THE PURCHASE OF SHARE

THIS SHARE PURCHASE AGREEMENT (this "Agreement") is made on the 30th day of September 2019.

BETWEEN:

(1) TSANG Chi Hin of Flat D, 26/F., Block 12, City Garden, North Point, Hong Kong (the "Seller"); and

(2) 10 Fields Factory Co., Ltd of Keihanna Plaza, 9F., 1-7, Hikaridai, Seika-cho, Souraku-gun, Kyoto (the "Purchaser").

WHEREAS:

(A) Big Emperor Limited (the "Company") is a company incorporated in British Virgin Islands ("BVI"). As at the date of this Agreement, the Company has an issued capital of US$1.00 and has issued a total of 1 share (the "Share"), all of which are fully paid up and are beneficially owned by the Seller.

(B) As at the date of this Agreement, the Company beneficially owns Three Million Five Hundred Thousand (3,500,000) shares of Original Source Music, Inc., a Nevada corporation ("OSM"), representing 69% of the total outstanding share. The Company and OSM may be referred to herein collectively as the "Group".

(C) The Seller agrees to sell and the Purchaser agrees to purchase the Share, representing 100% of the total outstanding share of the Company upon the terms and subject to the conditions set out in this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the Parties herewith agree as follows:

ARTICLE I

SALE OF SECURITIES

1.01 Sale. Subject to the terms and conditions of this Agreement, the Seller agrees to sell the Share, and the Purchaser shall purchase the Share, for a total of Two Hundred and Seventy Thousand U.S. Dollars (US$270,000.00) (the "Purchase Price"). This is a private transaction between the Seller and Purchaser.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

The Seller hereby represents and warrants to the Purchaser the following:

2.01 Ability to Carry Out Obligations. The Seller has the right, power, and authority to enter into this Agreement and warranties hereof and perform the obligations under this Agreement. The execution and delivery of this Agreement by the Seller and the performance by the Seller of their obligations hereunder will not cause, constitute, or conflict with or result in any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement

2.02 Title. The Seller has a good and marketable title to the Share being sold by him to the Purchaser pursuant to this Agreement. The Share will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except for restrictions on transfer imposed by federal and state securities laws. The Share is not subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to the Share. Except as provided in this Agreement, the Seller are not a Party to any agreement, which offers or grants to any person the right to purchase or acquire any of the Share. There is no applicable local, state or federal law, rule, regulation, or decree, which would, as a result of the purchase of the Share by the Purchaser (and/or assigns) impair, restrict or delay voting rights with respect to the Share.

2.03 Transfer of Share. The Seller will have the responsibility for sending all certificates representing the Share being purchased, along with the proper Stock Powers with Bank Signature Guarantees acceptable to the Purchaser at Closing.

The Purchaser will have the responsibility of sending the certificates, along with stock powers to the Seller for Original Source to have the certificates changed into their respective names and denominations and the Purchaser shall be responsible for all costs involved in such changes and in mailing new certificates to all shareholders.

2.04 Representations. All representations shall be true as of the Closing and all such representations shall survive the Closing.

ARTICLE III

CLOSING

3.01 Closing. The Closing (the "Closing") of this transaction for the Share being purchased will occur when all of the documents and consideration described in 3.02 below, have been delivered. If the Closing of this transaction does not occur on or before October 31, 2019, then either Party may terminate this Agreement upon written notice.

This Agreement can be terminated in the event of any material breach by either Party.

3.02 Documents and Payments to be Delivered at Closing of the Share Purchase. As part of the Closing of the Share purchase, those documents listed in 2.03 of this Agreement, as well as the following documents, in form reasonably acceptable to the Parties, shall be delivered:

(a) By the Seller: stock certificate or certificates, along with Bank Guaranteed stock powers acceptable to the Purchaser, representing the Share, endorsed in favor of the name or names as designated by Purchaser or left blank

(b) By Purchaser:

(i) wire transfer to the Seller's Account the amount of US$270,000.00, representing the payment for the Purchase Price for the Share.

WIRE TRANSFER INSTRUCTIONS

Name: TSANG Chi Hin

Bank Name: The Hongkong and Shanghai Banking Corporation Limited

Bank Account No.: 004-110-790433-001

ARTICLE IV

INVESTMENTS

The Purchaser does represent, warrant and covenant to the Seller the following:

4.01 Investment Intent. The Purchaser is acquiring the Share for his own account for investment, and not with a view toward distribution thereof.

4.02 No Advertisement. The Purchaser acknowledges that the Share have been offered to him in direct communication between him and the Seller, and not through any advertisement of any kind.

4.03 Representations. All Representations shall be true as of the Closing and all such representations shall survive the Closing.

ARTICLE V

REMEDIES

5.01 Arbitration. Any controversy of claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Nevada in accordance with the Rules of the U.S. Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

5.02 Termination. In addition to any other remedies, the Purchaser may terminate this Agreement, if at the Closing, the Seller has failed to comply with all material terms of this Agreement has failed to supply any documents required by this Agreement unless they do not exist, or has failed to disclose any material facts which could have a substantial effect on any part of this transaction. At any time before the deposit become nonrefundable, the Purchaser, may terminate this Agreement and receive their deposit.

5.03 Indemnification. From and after the Closing, the Parties, jointly and severally, agree to indemnify the other against all actual losses, damages and expenses caused by (i) any material breach of this Agreement by them or any material misrepresentation contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

5.04 Indemnification Non-Exclusive The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedies any Party may have for breach of representation, warranty, covenant or agreement.

ARTICLE VI

MISCELLANEOUS

6.01 Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

6.02 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, or discharge is sought.

6.03 Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the Party against whom such waiver is charged; and (1) the failure of any Party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any Party of one breach by another Party shall be construed as a waiver with respect to any other or subsequent breach.

6.04 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

6.05 Entire Agreement. This Agreement, including any and all attachments hereto, if any, contains the entire Agreement and understanding between the Parties hereto, and supersedes all prior agreements and understandings.

6.06 Partial Invalidity. In the event that any condition, covenant, or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, it shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision of this Agreement. If such condition, covenant, or other provision is held to be invalid due to its scope or breadth, it is agreed that it shall be deemed valid to the extent permitted by law.

6.07 Significant Changes. The Seller understands that significant changes may be made in the capitalization and/or share ownership of Original Source, which changes could involve a reverse share split and/or the issuance of additional shares, thus possibly having a dramatic negative effect on the percentage of ownership and/or the Share owned by the Seller of Original Source.

6.08 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be acceptable to all Parties.

6.09 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the Party to whom notice is to be given, or on the third day after mailing if mailed to the Party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or on the second day if faxed, and properly addressed or faxed as follows:

If to the Seller:

TSANG Chi Hin

Address: Flat D, 26/F., Block 12, City Garden, North Point, Hong Kong

Email: vincenttsang123@gmail.com

If to the Purchaser:

10 Fields Factory Co., Ltd

Address: Keihanna Plaza, 9F., 1-7, Hikaridai, Seika-cho, Souraku-gun, Kyoto

Email: adachi@10-ff.com

6.10 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the Parties to this Agreement

6.11 Effect of Closing. All representations, warranties, covenants, and agreements of the Parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the Closing and shall survive the Closing of this Agreement.

6.12 Mutual Cooperation. The Parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as necessary or convenient to effect the transaction described herein.

6.13 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of Nevada (regardless of its conflict of laws principles), and without reference to any rules of construction regarding the Party responsible for the drafting thereof.

6.14 Attorneys' Fees. In the event any Party hereto shall commence legal proceeding against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition or this Agreement, the prevailing Party in any such proceeding shall be entitled to recover from the losing Party its cost of suit, including reasonable attorney's fees, as may be fixed by the court.

In witness whereof, this Agreement has been duly executed by the Parties hereto as of the date first above written.

SELLER	PURCHASER
____________________	____________________
Printed Name: TSANG Chi Hin	Printed Name: 10 Fields Factory Co., Ltd